                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                         TENDER SHARES OF COMMON STOCK
                                       OF

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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                                        By Facsimile Transmission:
                                     (For Eligible Institutions Only)
                                               201-222-4720
                                                    OR
                                               201-222-4721

            By Hand:                             By Mail:                    By Overnight Courier:
       TENDERS & EXCHANGES                  TENDERS & EXCHANGES               TENDERS & EXCHANGES
C/O THE DEPOSITORY TRUST COMPANY             SUITE 4660 -- SOS                 SUITE 4680 -- SOS
         55 WATER STREET                       P.O. BOX 2569              14 WALL STREET -- 8TH FLOOR
             DTC TAD                    JERSEY CITY, NJ 07303-2569            NEW YORK, NY 10005
 VIETNAM VETERANS MEMORIAL PLAZA
       NEW YORK, NY 10041
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              To Confirm Receipt of Notice of Guaranteed Delivery:
                                  201-222-4707

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Inva Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Invacare Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, no par value (the "Shares"), indicated below of Suburban Ostomy Supply Co., Inc., a Massachusetts corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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Share Certificate Nos. (if available):                   Name(s) of Record Holder(s):

------------------------------------------      ---------------------------------------------

------------------------------------------      ---------------------------------------------
If Shares will be delivered by book-entry                    PLEASE TYPE OR PRINT
transfer, check the box:
                                                 Address(es)
                                                             --------------------------------

[ ]  The Depositary Trust Company                --------------------------------------------
                                                                   ZIP CODE
Account Number                                         Area Code and Telephone Number:

----------------------------------               --------------------------------------------

                                                 --------------------------------------------

Dated:           , 199
                      --                         --------------------------------------------

                                                 --------------------------------------------
                                                                 SIGNATURE(S)
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Name of Firm:
----------------------------------------        ---------------------------------------------
                                                            AUTHORIZED SIGNATURE

Address:                                        Name:
---------------------------------------------   ---------------------------------------------
                                                            PLEASE TYPE OR PRINT

                                                Title:
---------------------------------------------   ---------------------------------------------
                                     ZIP CODE

Area Code and

Tel. No.:                                       Dated:                                   , 199
---------------------------------------------     ---------------------------------------     -
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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
       BE SENT WITH YOUR LETTER OF TRANSMITTAL.